CONFIDENTIAL TREATMENT REQUESTED                                   EXHIBIT 10.19

CONFIDENTIAL TREATMENT REQUESTED: PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED" AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               OMNIBUS AMENDMENT
                BETWEEN CARDIODYNAMICS INTERNATIONAL CORPORATION
             AND GE MEDICAL SYSTEMS INFORMATION TECHNOLOGIES, INC.


     This Omnibus Amendment (this "Omnibus Amendment") is entered into as of November 22, 2000 (the "Effective Date") by and between CardioDynamics International Corporation, a California corporation ("CDIC"), and GE Medical Systems Information Technologies, Inc., a Wisconsin corporation formerly known as GE Marquette Medical Systems, Inc. ("GEMS-IT"), with reference to the following facts:

     A. CDIC and GEMS-IT are parties to that certain Purchase Agreement dated as of August 25, 1999 (the "Europe Purchase Agreement"), pursuant to which CDIC agreed to sell BioZ.com Non-Invasive Cardiac Output Monitors and specified accessories (the "Product") to GEMS-IT for GEMS-IT to promote and distribute in Europe, the Middle East and Africa.

     B. CDIC and GEMS-IT are parties to that certain Distribution Agreement dated as of October 20, 1999 (the "U.S. Distribution Agreement"), pursuant to which CDIC agreed to sell the Product to GEMS-IT for GEMS-IT to promote and distribute in the United States including Puerto Rico and dependent territories.

     C. CDIC and GEMS-IT are parties to that certain Distribution Agreement dated as of September 19, 2000 (the "Japan Distribution Agreement"), pursuant to which CDIC agreed to sell the Product to GEMS-IT for GEMS-IT to promote and distribute in Japan.

     D. CDIC and GEMS-IT are parties to that certain OEM Development and Purchase Agreement dated as of July 7, 2000 (the "OEM Agreement"), pursuant to which CDIC agreed to sell and/or license CDIC ICG Module Kits (as defined in the OEM Agreement), CDIC sensors, CDIC spare parts and accessories and CDIC software and related documentation (the "OEM Products") for GEMS-IT to use in connection with the GEMS-IT ICG Modules (as defined in the OEM Agreement") that GEMS-IT sells or leases to third parties.

     E. CDIC and GEMS-IT are parties to that certain Warrant to Purchase Common Stock of CardioDynamics International Corporation, No. GE-1, dated August 25, 1999 (the "Warrant"), pursuant to which GEMS-IT is entitled, subject to the terms and conditions thereof, to purchase up to Two Million (2,000,000) shares of the Common Stock of CDIC (the "Shares"), One Million (1,000,000) of which such Shares are fully vested.

     F. The parties hereto desire to: (i) amend the Europe Purchase Agreement, the U.S. Distribution Agreement, the Japan Distribution Agreement and the OEM Agreement (collectively, the "Agreements") to the extent necessary to establish "2001 Minimum Yearly

Amounts" (as defined below) that GEMS-IT agrees to purchase from CDIC, the value of which shall be at least $3,500,000 in CDIC's fiscal year 2001; (ii) amend the Agreements to the extent necessary to establish "2001 Minimum [CONFIDENTIAL TREATMENT REQUESTED] Amounts" (as defined below) that GEMS-IT agrees to purchase [CONFIDENTIAL TREATMENT REQUESTED]; (iii) amend the territory definitions contained in the Agreements so that the foregoing clauses (i) and (ii) amend the Agreements irrespective of territorial distinctions; (iv ) to confirm the vesting of the 1,000,000 Shares subject to vesting under subclause (b) of
Section 2.7 of the Warrant; and (v) amend the U.S. Distribution Agreement to the extent necessary to permit certain additional sales by direct sales representatives of CDIC.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Minimum Yearly Amounts.  The Agreements are hereby amended to
          ----------------------
establish GEMS-IT's firm commitment to purchase at least $3,500,000 of Products and OEM Products (the "2001 Minimum Yearly Amount").

     2.   Minimum [CONFIDENTIAL TREATMENT REQUESTED] Amounts. The Agreements are
          --------------------------------------------------
hereby amended to establish GEMS-IT's firm commitment to provide purchase orders, for immediate product delivery, in the following percentages of the 2001 Minimum Yearly Amount during [CONFIDENTIAL TREATMENT REQUESTED] 2001 (the "2001 Minimum [CONFIDENTIAL TREATMENT REQUESTED] Amounts"):

          [CONFIDENTIAL TREATMENT REQUESTED]: by [CONFIDENTIAL TREATMENT REQUESTED] GEMS-IT will provide a purchase order for at least [CONFIDENTIAL TREATMENT REQUESTED] of the Minimum Yearly Amount;

          [CONFIDENTIAL TREATMENT REQUESTED]: by [CONFIDENTIAL TREATMENT REQUESTED] GEMS-IT will provide a purchase order for at least [CONFIDENTIAL TREATMENT REQUESTED] of the 2001 Minimum Yearly Amount (or a cumulative of [CONFIDENTIAL TREATMENT REQUESTED] of the 2001 Minimum Yearly Amount);

          [CONFIDENTIAL TREATMENT REQUESTED]: by [CONFIDENTIAL TREATMENT REQUESTED] GEMS-IT will provide a purchase order for at least [CONFIDENTIAL TREATMENT REQUESTED] of the 2001 Minimum Yearly Amount (or a cumulative of [CONFIDENTIAL TREATMENT REQUESTED] of the 2001 Minimum Yearly Amount); and

          [CONFIDENTIAL TREATMENT REQUESTED]: by [CONFIDENTIAL TREATMENT REQUESTED] GEMS-IT will provide a purchase order for at least [CONFIDENTIAL TREATMENT REQUESTED] of the 2001 Minimum Yearly Amount (or a cumulative of [CONFIDENTIAL TREATMENT REQUESTED] of the 2001 Minimum Yearly Amount).

     3.   No Territorial Distinctions. The foregoing amendments in Sections 1
          ---------------------------
and 2 above apply irrespective of any minimum purchase commitments by territory or similar distinctions contained in or implied by the Agreements and supercede any such distinctions. However,

                                       2
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notwithstanding the foregoing, to the extent any of the Agreements prevent GEMS-
IT from directly or indirectly (a) distributing the Product, (b) soliciting or accepting orders for the Product, (c) bidding on tenders for the Product or (c) establishing an office for the purpose of selling and/or servicing the Product outside any territory defined in any of the Agreements, GEMS-IT remains obligated to refrain from such activities (e.g., GEMS-IT remains bound by the
                                           ---
terms of Paragraph 4.2 of the Europe Purchase Agreement, Paragraph 2.2 of the U.S. Distribution Agreement and Paragraph 2.2 of the Japan Distribution Agreement).

     4.   Placement Commitments. The Agreements are hereby amended to establish
          ---------------------
GEMS-IT's commitment to exercise good faith efforts to place each of the Products and OEM Products purchased from CDIC into operation at hospitals, clinics, offices or other third party facilities ("Placement") and not to merely maintain the Products and OEM Products onsite at GEMS-IT's property. The Agreements are hereby further amended to establish GEMS-IT's commitment to exercise good faith efforts to provide evidence of Placement to CDIC, in the form of a complete list of the names and addresses of all customers of the Products and OEM Products, the amounts and serial numbers purchased by such customers, financial statements relating to sales of the Products and OEM Products and an order and sales forecast for the next quarter within two (2) weeks of the end of each quarter, or upon request from CDIC.

     5.   Sales by CDIC's Direct Sales Representatives in the United States. The
          -----------------------------------------------------------------
U.S. Distribution Agreement is hereby amended to permit the promotion and sale by CDIC direct sales representatives of Products to hospitals within the Territory (as defined in the U.S. Distribution Agreement), irrespective of whether such hospitals are more than one hundred (100) beds or are within a corporate partnership of GEMS-IT; provided, however, that such any sales may not
                                  --------  -------
commence until July 1, 2001. Commencing on July 1, 2001, GEMS-IT may elect to retain its rights as a non-exclusive distributor under the U.S. Agreement or receive a lead generation fee from CDIC upon such terms and conditions as may be mutually agreed upon by GEMS-IT and CDIC.

     6.   Warrant Vesting.  The parties acknowledge that upon the execution of
          ---------------
this Omnibus Amendment by both parties, the 1,000,000 Shares referenced in subclause (b) of Section 2.7 of the Warrant shall vest in accordance with the terms thereof.

     7.   Termination.
          -----------

     The Agreements may be terminated (i) by CDIC if GEMS-IT fails (A) for [CONFIDENTIAL TREATMENT REQUESTED] to forward orders for Products and OEM Products for the applicable 2001 Minimum [CONFIDENTIAL TREATMENT REQUESTED] Amounts or (B) fails to forward orders for the 2001 Minimum Yearly Amounts, upon thirty (30) days' prior notice delivered within sixty (60) days following the end of such [CONFIDENTIAL TREATMENT REQUESTED] or annual period, as the case may be, or (ii) by either party if the parties fail to agree upon minimum volume commitments for any CDIC fiscal year by at least [CONFIDENTIAL TREATMENT REQUESTED] of each year.

     8.   Inconsistency. To the extent that any provision of any of the
          -------------
Agreements or the Warrant is inconsistent with the amendments to such documents effected by this Omnibus Amendment, each and every such inconsistency, and any and all related breaches or defaults, are hereby waived, and any and all claims as a result thereof are hereby released, by CDIC and GEMS-IT.

     9.   Full Force and Effect.  The Agreements, as amended hereby, remain in
          ---------------------
full force and effect.

     10.  Captions.  The captions in this Omnibus Amendment are for convenience
          --------
only and shall not define or limit any of the terms hereof.

     11.  Counterparts.  This Omnibus Amendment may be executed in multiple
          ------------
counterparts, each of which shall be deemed an original and together shall constitute one document.

     IN WITNESS WHEREOF, the parties have executed this Omnibus Amendment as of the Effective Date.

                                       CARDIODYNAMICS INTERNATIONAL
                                       CORPORATION

                                       By:      /s/  Stephen P. Loomis
                                                --------------------------------
                                       Name:    Stephen P. Loomis
                                                --------------------------------
                                       Title:   Chief Financial Officer
                                                --------------------------------


                                       GE MEDICAL SYSTEMS TECHNOLOGIES, INC.

                                       By:      /s/ Kevin M. King
                                                --------------------------------
                                       Name:    Kevin M. King
                                                --------------------------------
                                       Title:   Vice President Clinical Systems
                                                --------------------------------

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